SETTLEMENT AGREEMENT


     This Settlement Agreement ("Agreement") is entered into this 18th day of November 1994 by and between EL PASO NATURAL GAS COMPANY, a Delaware corporation,, with principal offices at 304 Texas Avenue, El Paso, Texas 79999-0304 (hereinafter "El Paso") , and AMBER RESOURCES COMPANY, a Delaware corporation, with principal offices at Suite 3310,, 555 Seventeenth Street, Denver, Colorado 80202 (hereinafter "Amber").

     WHEREAS, Amber has succeeded to all right, title and interest of The Federal Deposit Insurance corporation, Shallow Gas Partners, Ltd., and Shallow Gas Partners 1980-2, in and to the oil and gas interests and wells more fully described on Exhibit "All hereto (hereinafter "Properties") , which Exhibit by this reference is incorporated herein; and

     WHEREAS, El Paso, The Federal Deposit Insurance Corporation, Shallow Gas Partners, Ltd., and Shallow Gas Partners 1980-2,, entered into a certain Settlement Agreement and Release dated March 29, 1988 (hereinafter "Settlement") , pursuant to which the Properties were subject to El Paso's right to receive certain "Recoupment Volumes" and "Recoupment Quantity" of natural gas all as more fully described in the Settlement; and

     WHEREAS, the parties hereto wish to release the Properties from El Paso's right to receive "Recoupment Volumes" and "Recoupment Quantity," and to convey to El Paso certain working and net revenue interests more fully described herein.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1 . Amber hereby agrees to execute and deliver to El Paso, with special warranty of title and with the other warranties contained herein, interests it owns in and to the wells set forth in Exhibit "B" which Exhibit is incorporated herein by this reference (hereinafter the "Interests") . Said assignments shall be in this form of Exhibit "C" hereto, which Exhibit by this reference is incorporated herein, and the assignment effective on December 1, 1994 (the "Effective Date") . If any defects of title are later discovered, which defects constitute a breach of the special warranty of title, in addition to any rights under paragraph 3 hereof, El Paso will be entitled to any and all remedies afforded under Oklahoma law. The Interests shall be conveyed subject to all royalties, overriding royalties or other burdens on production, however described, and subject to all obligations inherent in all operating agreements, unit or pooling agreements, communitization agreements, forced-pooling orders, and other agreements or rulings affecting the Interests; provided, however, from and after the Effective Date, El Paso shall be solely responsible for all rights, duties and obligations associated with the Interests, with Amber being solely responsible for all rights, duties and obligations associated with the Interests prior to the Effective Date. Amber shall execute and deliver all other documents, instruments and affidavits reasonably requested by El Paso necessary to confirm the assignments provided for herein, including without limitation, bills of sale to tangible personal property. El Paso shall execute and deliver, if necessary, all documents and instruments requiring El Paso's signature which affect or burden the Interests. Specifically, but not by way of limitation, El Paso shall send executed copies of letters, in the form attached hereto as Exhibit I'D," to each party with whom Amber has an agreement to sell or deliver oil or gas, relinquishing and disclaiming any claim or interest of entitlement to any production or call on production from the interests and wells listed on Exhibit "All hereto, other than the wells listed on Exhibit "B" hereto.

         2.   Amber hereby represents and warrants as follows:

         a. That its net revenue interest in the Interests described on Exhibit "B" is free and clear of any conveyances or liens made or created by Amber, and that there is no notice of default or litigation outstanding in connection with the Interests being assigned. If any such liens, notices of default or litigation do exist? Amber will defend against such.

         b. That, to Amber's knowledge, there are no pending or potential claims or threatened litigation in connection with the Interests being assigned, including but not limited to any environmental claims relating to groundwater or soil contamination.

         c. That all taxes and rents heretofore accruing with respect to the Interests being assigned have been paid. If any such taxes or rents have not been paid, Amber will be responsible for paying them.

         d. That some royalties heretofore accruing with respect to the Interests being assigned have not been paid, and if and when it is determined what those royalties are, Amber will be responsible for paying them.

         3. Other than the warranties expressed in paragraphs 1 and 2, Amber makes no further warranties with respect to this Settlement Agreement, provided however, that El Paso may rescind this Settlement Agreement in its entirety, if at all, at any time within six (6) months subsequent to the date of execution of this Settlement Agreement if El Paso discovers any material defects in title to the Interests identified on Exhibit "B". Promptly after the execution of this Settlement Agreement, Amber agrees to provide El Paso with all files containing title opinions, or any information Amber may have relating to Amber's title to the Interests.

         4. Subject to the provisions of paragraph 3, El Paso hereby agrees that all right, title and interest of El Paso in and to the Properties, including the right to receive "Recoupment Volumes" and/or "Recoupment Quantity," provided for in the Settlement are hereby extinguished, and the provisions of the Settlement shall no longer apply to the Properties. Provided, nothing contained herein shall be construed as requiring or obligating Amber to reimburse El Paso any portion of the Settlement Amount (as defined in the Settlement).

         5. El Paso and Amber hereby release, waive and discharge one another, their respective successors, assigns, officers, directors, partners and agents, from any and all claims, claims for relief, causes of action, damages, demands, costs and expenses of whatsoever kind and nature which either of the releasing parties may have or claim to have against the released party as of the date of this Agreement, whether know or unknown, relating to the Settlement or to the Interests conveyed herein.

         6. El Paso and Amber mutually acknowledge that there are no other agreements or representations, either oral or written, expressed or implied, with respect to the transaction contemplated hereby that are not embroiled in this Agreement, and this Agreement represents a complete integration of all prior and contemporaneous agreements and understandings of the parties with respect to such matters.

         7. Notwithstanding the fact that this Agreement may be executed in whole or in part elsewhere,, the parties hereby stipulate that the substantive laws of the State of Oklahoma, without regard to its choice of law rules, shall apply with respect to all disputes hereunder and this Agreement shall be construed in accordance with 'the laws of the State of Oklahoma. If any provision hereof is in conflict with any statute or rule or law of the State of Oklahoma or is otherwise unenforceable, such provision shall be deemed null and void only to the extent of such conflict or unenforceability, and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

         8. It is understood and agreed that this Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts taken together, shall constitute one in the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                  EL PASO NATURAL GAS COMPANY

                                  By: /s/Thomas S. Jensen

                                  AMBER RESOURCES COMPANY

                                  By: /s/Roger A. Parker


STATE OF TEXAS
                                    ss.
COUNTY OF EL PASO

         Subscribed and sworn to before me this 28th day of November, 1994 by Thomas S. Jensen as Vice President of El Paso Natural Gas Company.

         Witness my hand and official seal.

         My commission expires:          7-22-97

         [SEAL]                             /s/Maria G. Duarte
                                            Notary Public



STATE OF COLORADO
                                    ss.
COUNTY OF DENVER


         Subscribed and sworn to before me this 18th day of November, 1994 by Roger A. Parker as President of Amber Resources
         Company.

         Witness my hand and official seal.

         My commission expires:   5/18/97

         [SEAL]                             /s/Sheryl K. Shelton
                                            Notary Public

                                EXHIBIT "A"


      NAME                        LOCATION              COUNTY

BARHAM #1-32                 SEC 32, T11N, R21W       BECKHAM
FINNEY #1-35                 SEC 35, T07N, R12W       CADDO
HEATH #1-7                   SEC 07, T04N, R08W       GRADY
K.C. CATTLE #3-2             SEC 02, T11N, R22W       BECKHAM
K.C. CATTLE #1-34            SEC 34, T12N, R22W       BECKHAM
K.C. CATTLE #1-11            SEC 11, T11N, R22W       BECKHAM
KILHOFFER #1-21              SEC 21, T10N, R20W       WASHITA
MCCLAIN #1-23                SEC 23, T10N, R12W       CADDO
MCINTOSH #1-11               SEC 11, T04N, R09W       COMANCHE
MERRICK #1-7                 SEC 07, T12N, R21W       ROGER MILLS
MERRICK #1-22                SEC 22, T12N, R22W       BECKHAM
MOLLETT #1-4                 SEC 04, T11N, R22W       BECKHAM
MORTON #1-25                 SEC 25, T13N, R22W       ROGER MILLS
MORSE B #1                   SEC 14, T11N, R22W       BECKHAM
NUTLEY MORGAN #1-33          SEC 33, T10N, R20W       WASHITA
PARTAIN #1-6                 SEC 06, T11N, R21W       BECKHAM
PORTER #1-13                 SEC 13, T04N, R08W       GRADY
REA #1-15                    SEC 15, T11N, R22W       BECKHAM
ROGER SPEARS #1-21           SEC 21, T10N, R20W       WASHITA
SCHWEN #1-14                 SEC 14, T05N, R11W       CADDO
SCRUGGS #1                   SEC 32, T04N, R08W       GRADY
SIMMONS #2-17                SEC 17, T12N, R22W       ROGER MILLS
SIMMONS #1A-17               SEC 17, T12N, R22W       ROGER MILLES
SNAVELY #1-2                 SEC 02, T05N, R10W       CADDO
THURMOND #1-21               SEC 21, T12N, R22W       BECKHAM
TWYMAN #1-17                 SEC 17, T11N, R19W       WASHITA
VERMA #1-34                  SEC 34, T07N, R12W       CADDO
K.C. CATTLE #2-3             SEC 03, T11N, R22W       BECKHAM
MERRICK #1-28                SEC 28, T12N, R22W       BECKHAM
SIMMONS #1-29                SEC 29, T12N, R22W       BECKHAM
THURMOND #1-27               SEC 27, R12N, R22W       BECKHAM


                            EXHIBIT "B"

                                               GWI            NRI

1.       K.C. Cattle #2-3                   .07642167      .0586505
         3-11N-22W
         Beckham County, Oklahoma

2.       Merrick #1-28                      .1029723       .0809198
         28-12N-22W
         Beckham County, Oklahoma

3.       Simmons #1-29                      .17007833      .1296810
         29-12N-22W
         Beckham County, Oklahoma

4.       Thurmond #1-27                     .09749804      .0774525
         27-12N-22W
         Beckham County, Oklahoma



                                EXHIBIT "D"

To: Addressee

         Re: Amber Resources Company

Dear Sir or Madam:

         El Paso Natural Gas Company ("El Paso") hereby releases and relinquishes all of its right, title and interest in and to the wells identified on Exhibit "All hereto, and all rights to any call on production or other entitlements to production therefrom.

         If you have any questions with respect to the contents of this letter, please contact the undersigned at El Paso Natural Gas Company at (915) 541-5519.

                             Very truly yours,
                               EL PASO NATURAL GAS COMPANY


                               EXHIBIT "C"

                                 ASSIGNMENT


THE STATE OF OKLAHOMA

KNOW ALL MEN BY THESE PRESENTS

COUNTY OF BECKHAM

         THAT the undersigned, Amber Resources Company, a Delaware corporation, with principal offices at Suite 3310, 555 Seventeenth Street, Denver, Colorado 80202, (hereinafter referred to as "Assignor") for and in consideration of the sum of Ten Dollars ($10-00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to the terms and provisions of that certain Settlement Agreement of even date herewith, which terms and provisions are incorporated herein by this reference, do hereby ASSIGN, TRANSFER, SELL, and CONVEY, with special warranty of title only, unto El Paso Natural Gas Company, a Delaware corporation, with offices at 100 North Stanton, El Paso, Texas 79901 (hereinafter ref erred to as "Assignee") , effective as of 7:00 a.m. (CST) on December 1, 1994, all of Assignors' right, title, and interest in and to properties identified in Exhibit "1" hereto ("the Properties") and the production therefrom and the equipment, materials, and other fixtures used or obtained in connection with the Properties or with the production, treatment, sale, or disposal of hydrocarbons or waste therefrom or attributable thereto.

         This Assignment is made and accepted subject to, and Assignee expressly assumes all duties, obligations, and liabilities, fixed or contingent, that may now or hereafter exist with respect to the Properties.

         IN WITNESS WHEREOF, this, Assignment is executed this 18th day of November 1994.


         ASSIGNOR


         AMBER RESOURCES COMPANY

         By:/s/Roger A. Parker
         Name: Roger A. Parker
         Title: President


         ASSIGNEE

         By:/s/Thomas S. Jensen
         Name: Thomas S. Jensen
         Title: Vice President

                                 EXHIBIT 1


                                            GWI       NRI

1.  K.C. Cattle #2-3                   .07642167    .0586505
    3-11N-22W
    Beckham County, Oklahoma

2.  Merrick #1-28                      .1029723     .0809198
    28-12N-22W
    Beckham County, Oklahoma

3.  Simmons #1-29                      .17007833    .1296810
    29-12N-22W
    Beckham County, Oklahoma

4.  Thurmond #1-27                     .09749804    .0774525
    27-12N-22W
    Beckham County, Oklahoma